UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 4, 2008
Date of Report
(Date of earliest event reported)
MIDDLEBROOK PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)
20425 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)       (ZIP Code)
Registrant’s telephone number, including area code: (301) 944-6600
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Stock Incentive Plan
On September 4, 2008, the stockholders of MiddleBrook Pharmaceuticals, Inc. (the “Company”) approved an amendment to the MiddleBrook Pharmaceuticals, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) at a special meeting of stockholders (the “Special Meeting”), held at the Company’s offices on September 4, 2008 at 8:30 a.m. local time. The amendment increased the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance by 7,000,000 shares, from 9,348,182 shares to 16,348,182 shares, and increased the maximum number of shares of Common Stock that may be granted as awards under the Stock Incentive Plan during any one fiscal year to any one individual from 1,000,000 shares to 3,000,000 shares.
A summary of the material provisions and amendments to, as well as the full text of, the Stock Incentive Plan is contained in the Company’s Definitive Proxy Statement on Schedule 14A, previously filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2008. Such information is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
Termination of Deerfield Agreements and Redemption of Deerfield Warrants
In connection with the repurchase by the Company of the Keflex assets on September 4, 2008, as described below in Item 2.01, the agreements by and among the Company and Deerfield Management (“Deerfield”), and certain of its affiliates, including Kef Pharmaceuticals, Inc. (“Kef”) and Lex Pharmaceuticals, Inc. (“Lex”) (collectively, the “Deerfield Entities”), were terminated. The agreements that the Company terminated with the Deerfield Entities were: the Asset Purchase Agreement, dated November 7, 2007, by and between the Company and Kef; the Asset Purchase Agreement, dated November 7, 2007, by and between the Company and Lex; the Stock Purchase Agreement, dated November 7, 2007, among the Company, Kef, the Deerfield Entities and Deerfield Management; the Stock Purchase Agreement, dated November 7, 2007, among the Company, Lex, the Deerfield Entities and Deerfield Management; the Inventory Consignment Agreement, dated November 7, 2007, by and between the Company and Kef; the Registration and Trademark License Agreement, dated November 7, 2007, by and between the Company and Lex; the Regulatory Responsibility Agreement, dated November 7, 2007, by and between the Company and Lex; the Keflex Products Transition Agreement, dated November 7, 2007, by and between the Company and Kef; the Contingent Manufacturing Assignment, dated November 7, 2007, between the Company and Lex; and the Registration Rights Agreement, dated November 7, 2007.
In addition, each of the applicable Deerfield Entities exercised its option to require the Company to redeem warrants to purchase 3,000,000 shares of Common Stock (the “Deerfield Warrants”). The Company redeemed the Deerfield Warrants for an aggregate redemption price of approximately $8.8 million on September 4, 2008.
A description of the November 2007 Company agreements with the Deerfield Entities is contained in the Company’s current report on Form 8-K filed with the SEC on November 13, 2007.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Repurchase of Keflex Assets
On September 4, 2008, pursuant to an agreement, dated as of July 1, 2008 (the “Deerfield Agreement”), by and among the Company and the Deerfield Entities, the Company repurchased, for approximately $11 million in cash, its Keflex assets previously sold to the Deerfield Entities in November 2007 and terminated its ongoing royalty obligations to certain Deerfield Entities. The financial condition and results of operations of Kef and Lex are consolidated in the Company’s financial statements in accordance with FIN 46R.
The Company funded the repurchase of the Keflex assets and the redemption of the Deerfield Warrants from the $100 million raised in its issuance of Common Stock and a warrant to EGI-MBRK, L.L.C. (the “Investor”), a Delaware limited liability company and an affiliate of Equity Group Investments, L.L.C. (“EGI”), as further described below under Item 3.02.
Additional information regarding the repurchase of the Keflex assets may be found in the Company’s current report on Form 8-K filed with the SEC on July 8, 2008. A description of the transactions pursuant to which the Keflex assets were sold to the Deerfield Entities in November 2007 is contained in the Company’s current report on Form 8-K filed with the SEC on November 13, 2007.
Item 3.02. Unregistered Sales of Equity Securities.
Issuance of Stock and Warrant
On September 4, 2008 (the “Closing”), after receiving the requisite stockholder approval at the Special Meeting, the Company issued and sold to the Investor 30,303,030 shares (the “Shares”) of Common Stock and a warrant (the “Warrant”) to purchase an aggregate of 12,121,212 shares (the “Warrant Shares”) of Common Stock for proceeds of approximately $100 million, less certain expenses to EGI of approximately $800,000. The Warrant has a term of five years and an exercise price of $3.90 per Warrant Share. The Warrant contains customary anti-dilution provisions and other adjustments that may have the effect of reducing the Warrant exercise price and/or increasing the number of Warrant Shares. The issuance and sale of the Shares and the Warrant were made pursuant to a Securities Purchase Agreement dated July 1, 2008 (the “Securities Purchase Agreement”) by and between the Company and the Investor.
The Investor has represented that it is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder for the purposes of the transaction.
The Company entered into a Registration Rights Agreement, dated July 1, 2008, with the Investor, pursuant to which the Company granted the Investor certain registration rights with respect to the Shares, the Warrant Shares and any additional shares of Common Stock that may be issued to or purchased by the Investor or its permitted transferees after the date of the Closing. The Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The Form of Warrant, a copy of the Registration Rights Agreement and the Securities Purchase Agreement are attached as Exhibits 4.1, 4.2 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2008, and are incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Following the Closing, as contemplated by the Securities Purchase Agreement, the Board of Directors appointed John S. Thievon to replace Edward M. Rudnic, Ph.D. as the Company’s President and Chief Executive Officer. Dr. Rudnic also resigned from the Board of Directors, and the Board of Directors appointed Mr. Thievon to fill this vacancy. In addition, Dave Becker was appointed as the Company’s Executive Vice President and Chief Financial Officer, replacing Robert C. Low as the Company’s principal financial officer. Dr. Rudnic and Mr. Low will continue to serve as consultants to the Company. The Company also expanded the size of its Board of Directors from seven to nine members, adding new directors William C. Pate and Mark Sotir. The new directors were added to the class of directors whose terms expire in 2011.
New Executive Officers
Mr. Thievon has more than 17 years of pharmaceutical sales and marketing experience. Mr. Thievon joined Adams Respiratory Therapeutics (“Adams”) in January 1999 as Vice President, Sales and Marketing and held various roles with Adams with his most recent position being Executive Vice President, Sales and Corporate Accounts. Mr. Thievon left Adams in February 2008, following its acquisition by Reckitt Benckiser. Mr. Thievon is 40 years old.
Mr. Becker was a former senior executive at Adams, where he was Chief Financial Officer from October 2000 to February 2007. He completed Adams’ initial public offering in 2005, and was appointed Chief Financial and Administrative Officer in 2007. Mr. Becker has 18 years of experience in public accounting, mergers and acquisitions and corporate finance. Mr. Becker is 42 years old.
Messrs. Thievon and Becker entered into employment agreements with the Company on July 1, 2008 (the “Employment Agreements”), which became effective upon the Closing. Pursuant to the terms of their respective Employment Agreements, the Company granted Messrs. Thievon and Becker options, under the Stock Incentive Plan, to purchase 2,518,819 and 1,959,082 shares of Common Stock, respectively, which amounts equal 2.25% and 1.75%, respectively, of all the issued and outstanding Common Stock plus shares of Common Stock underlying all the issued and outstanding warrants of the Company, calculated immediately following the Closing.
Messrs. Thievon and Becker each own 50% of a limited liability company. The sole asset of the limited liability company is 66,400 shares of the Company’s Common Stock.
The Employment Agreements for Messrs. Thievon and Becker are attached as Exhibits 10.3 and 10.4, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2008, and are incorporated herein by reference.
New Directors
William C. Pate is Chief Investment Officer and a Managing Director of EGI, and serves as a member of the board of directors of certain private affiliates of EGI. Prior to joining EGI in 1994, Mr. Pate was an associate with The Blackstone Group (a global asset management and advisory services firm) and served in the mergers and acquisitions group of Credit Suisse First Boston (a brokerage services and investment banking provider). Mr. Pate serves as a director of Covanta Holding Corporation (an owner and operator of energy-from-waste and power generation projects) and Exterran Holdings Inc. (a provider of natural gas compression technology). Mr. Pate is 44 years old. Mr. Pate has not yet been appointed to a committee of the Board of Directors as of the time of this filing. Pursuant to the Stock Incentive Plan, Mr. Pate was granted an option to purchase 30,000 shares of Common Stock upon his appointment as a non-employee director.
Mark R. Sotir has served as a Managing Director of EGI since November 2006, and serves as a member of the board of directors of certain private affiliates of EGI. Prior to joining EGI, he was the Chief Executive Officer of Sunburst Technology Corporation (a leading independent distributor of educational software) from August 2003 to November 2006. Prior to joining Sunburst, Mr. Sotir held various positions with the Budget Group, Inc. (a $3 billion car and truck rental business with more than 13,000 employees) from 1995 to February 2003, including President and Chief Operating Officer from 2000 to 2003. Mr. Sotir serves as a director of Rewards Network, Inc. (an operator of dining rewards programs). Mr. Sotir is 44 years old. Mr. Sotir has not yet been appointed to a committee of the Board of Directors as of the time of this filing. Pursuant to the Stock Incentive Plan, Mr. Sotir was granted an option to purchase 30,000 shares of Common Stock upon his appointment as a non-employee director.
Mr. Thievon replaced Dr. Rudnic on the Board of Directors, who served on the Board’s Executive Committee. As of the time of this filing, Mr. Thievon has not yet been appointed to a committee of the Board of Directors.
******
On September 4, 2008, the Company announced in a press release the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
     The financial statements that may be required in connection with the acquisition of the Keflex assets are not included in this Current Report on Form 8-K. The Company has not yet determined the significance of the acquisitions of Kef Pharmaceuticals, Inc. and Lex Pharmaceuticals, Inc. If the acquisition is determined to be significant, the Company will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the SEC.
(b) Pro forma financial information.
     The financial statements that may be required in connection with the acquisition of the Keflex assets are not included in this Current Report on Form 8-K. The Company has not yet determined the significance of the acquisition of Kef Pharmaceuticals, Inc. and Lex Pharmaceuticals, Inc. If the acquisition is determined to be significant, the Company will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the SEC.
(d) Exhibits

Exhibit	Description

99.1	Press Release issued September 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.

Date: September 10, 2008	By:	/s/ DAVE BECKER
Dave Becker
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release issued September 4, 2008